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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No.  )

Filed by the Registrant                             [ ]
Filed by a party other than the Registrant          [X]

     Check the appropriate box:
      [ ]      Preliminary Proxy Statement
      [ ]      Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
      [ ]      Definitive Proxy Statement
      [X]      Definitive Additional Materials
      [ ]      Soliciting Material Pursuant to Section 240.14a-12

                         MORTON'S RESTAURANT GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

                            BFMA HOLDING CORPORATION
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                              MARIETTA CORPORATION
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    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]      No fee required.
      [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
               and 0-11.

               (1) Title of each class of securities to which transaction applies:

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               (1)  Aggregate number of securities to which transaction applies:

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               (1)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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               (1)  Proposed maximum aggregate value of transaction:

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               (5)  Total fee paid:

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      [ ]      Fee paid previously with preliminary materials:
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      [ ]      Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)  Amount Previously Paid:

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               (1)  Form, Schedule or Registration Statement No.:

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               (1)  Filing Party:

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               (1)  Date Filed:

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                             LETTER TO SHAREHOLDERS
                       OF MORTON'S RESTAURANT GROUP, INC.
                          FROM BFMA HOLDING CORPORATION

         On July 17, 2002, BFMA Holding Corporation ("BFMA") delivered a letter to shareholders of Morton's Restaurant Group, Inc. ("Morton's"), in the form set forth below:

                            BFMA HOLDING CORPORATION
                         50 EAST SAMPLE ROAD, SUITE 400
                             POMPANO BEACH, FL 33064

                                                       July 17, 2002

         Dear Shareholder:

               VOTE "NO" ON THE ALLEN BERNSTEIN/CASTLE HARLAN DEAL

     At the upcoming meeting of shareholders of Morton's Restaurant Group, Inc. (ticker symbol: MRG) currently scheduled for July 23, 2002, Allen Bernstein is asking you to vote to approve Castle Harlan's $17.00 offer to buy the company. MR. BERNSTEIN, THE COMPANY'S CEO AND A PARTNER OF CASTLE HARLAN, WILL PARTICIPATE IN THE BUYOUT. We believe this offer does not adequately value your shares of Morton's and that the company has held back valuable information from you that would allow you to determine the true value of your shares. To protect your investment, we urge you to sign, date and return your proxy card AGAINST the Bernstein/Castle offer TODAY.

             ALLEN BERNSTEIN, JOHN CASTLE AND THE SPECIAL COMMITTEE
                 ARE HOLDING BACK VALUABLE INFORMATION FROM YOU

     We have written many letters on this subject, which are all publicly available on the SEC's web site (http://www.sec.gov/edgar/searchedgar/ companysearch.html - type "BFMA" under "Company name"). Please read them carefully. We have been candid with our views of which we believe to have been a rigged process by the so-called "special committee" tilted in favor of Castle Harlan. More importantly, we believe that the company is holding back valuable information from you in order to get you to vote for their favored offer, including:

     o SECOND QUARTER FINANCIAL INFORMATION. We know that Allen Bernstein and John Castle are in possession of the company's second quarter results. Why shouldn't the rest of the shareholders, the true owners of the company, know how our company is doing before we decide to sell it to them at any price? We demand that the company release this information immediately AND postpone the meeting until the shareholders have had a reasonable opportunity to review the financial information.

     o ALLEN BERNSTEIN'S AND TOM BALDWIN'S EQUITY INTEREST. The company's public filings now state that Mr. Bernstein and Mr. Baldwin, the company's CFO, are equity investors in the Castle Harlan offer. They are therefore, in our opinion, the wrong people to be the spokespersons for Morton's in connection with the sale. How much of a stake will Mr. Bernstein and Mr. Baldwin have if Castle Harlan buys the company? How much will they be paid? We demand to know how Mr. Bernstein and Mr. Baldwin and other board members will profit if the company is sold to their good friend, fellow board member and equity partner, John Castle.

     o THE TRUE VALUE OF MORTON'S. Only a few months ago, it seemed that Castle Harlan had made its BEST offer at $12.60. At that time, Mr. Bernstein supported and recommended that we accept this offer. Recently, however, Castle Harlan matched Carl Icahn's offers of $16.00 and $17.00 per share within hours of when they were made. How could Mr. Bernstein support the $12.60 offer from Castle Harlan then? AND HOW MUCH MORE THAN $17.00 IS MORTON'S WORTH NOW? We continue to believe that Allen Bernstein, Tom Baldwin and the special committee are trying to deliver the company to Castle Harlan and themselves at an undervalued price.

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     DON'T VOTE FOR MANAGEMENT AND MAKE THE SAME MISTAKE TWICE! WE BELIEVE THAT
A VOTE AGAINST THE CASTLE HARLAN OFFER IS A VOTE FOR SHAREHOLDER VALUE. ACT NOW
- THE MEETING IS IN 6 DAYS! WE URGE YOU TO GRANT YOUR PROXY AGAINST THE CASTLE HARLAN OFFER BY SIGNING, DATING AND RETURNING YOUR PROXY CARD TODAY.

                                               Sincerely,

                                               /s/ Barry W. Florescue

                                               Barry W. Florescue
                                               Chairman and CEO
                                                 of BFMA Holding Corporation








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                         ********** IMPORTANT **********

     Please vote your proxy card TODAY AGAINST the Castle Harlan offer.

     If any of your shares are held in the name of a bank or broker or other nominee, please contact the person responsible for your account and direct him/her to vote AGAINST the Castle Harlan offer.

     If you have any questions or need assistance in voting your shares, please feel free to contact:

                              Mr. Richard A. Bloom
                      President and Chief Operating Officer
                              Marietta Corporation
                              37 Huntington Street
                            Cortland, New York 13045
                        Call (toll-free): (800) 431-3023
                               Fax: (607) 756-0657

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                       INFORMATION CONCERNING PARTICIPANTS

         BFMA, Marietta Corporation ("Marietta") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of (1) the opposition to the sale of Morton's to an affiliate of John Castle, a director of Morton's and (2) the election of Richard A. Bloom, Barry W. Florescue and Charles W. Miersch as Directors of Morton's.

NAME                     RELATIONSHIP TO BFMA OR MARIETTA

Barry W. Florescue       Chief Executive Officer and Director of BFMA and
                         Marietta; President of BFMA and nominee for director of Morton's

Richard A. Bloom         President and Chief Operating Officer of Marietta and
                         Director of BFMA and Marietta and nominee for director of Morton's

Philip A. Shager         Senior Vice President, Chief Financial Officer and
                         Treasurer of BFMA and Marietta

Ronald C. DeMeo          Senior Vice President of Sales and Marketing of
                         Marietta

David P. Hempson         Senior Vice President of Operations of Marietta

Logan D. Delany, Jr.     Director of BFMA and Marietta

Charles W. Miersch       Director of BFMA and Marietta and nominee for director
                         of Morton's

Ned L. Siegel            Director of BFMA and Marietta

Charles I. Weissman      Assistant Secretary and Director of BFMA and Marietta


         As of July 17, 2002, BFMA beneficially owns 488,500 shares of common stock of Morton's ("Common Stock"), which represents approximately 11.7% of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission). In addition, as of July 17, 2002, Barry Florescue ("Florescue") beneficially owns 517,600 shares of Common Stock, which represents approximately 12.4% percent of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission), which includes 488,500 shares of Common Stock for which BFMA has sole voting power and sole dispositive power and an additional 29,100 shares of Common Stock which Florescue Family Corporation ("FFC") has sole voting power and sole dispositive power.

         As of July 17, 2002, Florescue and Ned S. Siegel are deemed to be the joint beneficial owners of 56,300 shares of Common Stock, which represents approximately 1.3% percent of issued and outstanding Common Stock (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 17, 2002, Richard A. Bloom beneficially owns 10,000 shares of Common Stock, which represents less than one percent of issued and outstanding Common Stock of Morton's (based on the number of securities contained in Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 17, 2002, Charles W. Miersch beneficially owns 1,000 shares of Common Stock, which represents less than one percent of issued and outstanding Common Stock of the Morton's (based on the number of securities contained in the Morton's most recently available filing with the Securities and Exchange Commission).

         As of July 17, 2002, Marietta does not beneficially own any shares of Common Stock of Morton's.

         No other person listed above (or their associates, other than BFMA) currently directly or indirectly own any securities of Morton's, either beneficially or of record, except indirectly through their ownership of securities of BFMA. BFMA owns 100% of Marietta common stock. Collectively, the directors and executive officers of BFMA beneficially own approximately 83% of the outstanding shares of BFMA common stock.

                              SECURITIES LAW LEGEND

         ON JUNE 19, 2002, BFMA HOLDING CORPORATION AND MARIETTA CORPORATION FILED A DEFINITIVE PROXY STATEMENT CONTAINING INFORMATION ABOUT BFMA AND MARIETTA, BFMA'S AND MARIETTA'S OPPOSITION TO THE SALE OF MORTON'S TO AN AFFILIATE OF JOHN CASTLE, A DIRECTOR OF MORTON'S (THE "CASTLE HARLAN OFFER") AND RELATED MATTERS. BFMA AND MARIETTA INTEND TO SOLICIT PROXIES IN OPPOSITION TO THE CASTLE HARLAN OFFER.

         IN ADDITION, MORTON'S PUBLIC STATEMENTS SUGGESTS THAT IT WILL ONLY HOLD A MEETING TO ELECT DIRECTORS IN THE EVENT THAT THE STOCKHOLDERS REJECT THE CASTLE HARLAN OFFER. NEITHER BFMA NOR MARIETTA IS SOLICITING PROXIES TO ELECT DIRECTORS AT THIS TIME. IN THE EVENT THAT MORTON'S CHOOSES OR IS REQUIRED TO HOLD A MEETING TO ELECT DIRECTORS, BFMA AND MARIETTA ALSO CURRENTLY INTENDS TO SOLICIT PROXIES TO ELECT ITS SLATE OF DIRECTORS. IN THAT EVENT, BFMA AND MARIETTA WILL CAUSE A PROXY STATEMENT AND THE RELATED FORM OF PROXY TO BE MAILED TO YOU.

         YOU SHOULD READ THE PROXY STATEMENT(S) TO OBTAIN INFORMATION ABOUT BFMA, MARIETTA, THEIR RESPECTIVE OFFICERS AND DIRECTORS, INCLUDING RICHARD A. BLOOM, BARRY W. FLORESCUE AND CHARLES W. MIERSCH, MORTON'S AND THE CASTLE HARLAN OFFER. A COPY OF THE PROXY STATEMENT(S) AND OTHER RELATED DOCUMENTS PREPARED BY OR ON BEHALF OF BFMA AND MARIETTA AND FILED WITH THE SEC ARE AVAILABLE FOR FREE, EITHER AT THE WEB SITE OF THE SEC ( OR FROM BFMA BY WRITING TO: BFMA HOLDING CORPORATION, 50 EAST SAMPLE ROAD, SUITE 400, POMPANO BEACH, FL 33064, ATTENTION:
SECRETARY.